As filed with the Securities and Exchange Commission on January 21, 2016

Registration No. 333-208915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3032373
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6600 Wall Street

Mobile, Alabama 36695

(Address of Principal Executive Offices, including Zip Code)

HEALTHLAND HOLDING INC.

(F/K/A DAIRYLAND HEALTHCARE SOLUTIONS HOLDING CORP)

STOCK INCENTIVE PLAN

(Full title of the plan)

J. Boyd Douglas

President and Chief Executive Officer

Computer Programs and Systems, Inc.

6600 Wall Street

Mobile, Alabama 36695

(251) 639-8100

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

Timothy W. Gregg, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 Regions/Harbert Plaza

Birmingham, Alabama 35203

(205) 254-1212

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On January 8, 2016, Computer Programs and Systems, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-208915) to register 174,972 shares of the Registrant’s common stock issuable under the Healthland Holding Inc. (f/k/a Dairyland Healthcare Solutions Holding Corp) Stock Incentive Plan (the “Original Form S-8”). This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission solely to correct an error in Exhibit 99.4 to the Original Form S-8. A corrected Exhibit 99.4 is filed herewith. No other changes have been made to the Original Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the “Index to Exhibits” at the end of this Registration Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on January 21, 2016.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ Matt J. Chambless
	Name:	Matt J. Chambless
	Title:	Chief Financial Officer, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on January 21, 2016.

Name and Signature	Title

* J. Boyd Douglas	President, Chief Executive Officer and Director (Principal Executive Officer)

* David A. Dye	Chairman of the Board, Chief Growth Officer and Director

/s/ Matt J. Chambless Matt J. Chambless	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

* James B. Britain	Vice President-Finance and Controller (Principal Accounting Officer)

* Charles P. Huffman	Director

* John C. Johnson	Director

* A. Robert Outlaw, Jr.	Director

* W. Austin Mulherin, III	Director

* William R. Seifert, II	Director

* By:	/s/ Matt J. Chambless
Matt J. Chambless Attorney-in-Fact

INDEX TO EXHIBITS

No.	Item

4.1	Certificate of Incorporation (filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-84726) and incorporated herein by reference)

4.2	Amended and Restated Bylaws (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 28, 2013 and incorporated herein by reference)

5.1*	Opinion of Maynard, Cooper & Gale, P.C. regarding legality of securities being registered (including its consent)

23.1*	Consent of Maynard, Cooper & Gale, P.C. (included as part of Exhibit 5.1)

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm

24.1*	Powers of Attorney (included on the signature page of the Original Form S-8)

99.1*	Healthland Holding Inc. (f/k/a Dairyland Healthcare Solutions Holding Corp) Stock Incentive Plan

99.2	Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., Healthland Holding Inc. and AHR Holdings, LLC (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated December 1, 2015 and incorporated herein by reference)

99.3	Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., Healthland Holding Inc. and AHR Holdings, LLC (filed as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K dated January 8, 2016 and incorporated herein by reference)

99.4	Escrow Agreement, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., AHR Holdings, LLC and U.S. Bank National Association

*	Previously filed.